UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/28/2010

Southwest Airlines Co.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-7259

Texas	74-1563240
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 36611, Dallas, Texas 75235-1611
(Address of principal executive offices, including zip code)

(214) 792-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2010, the Board of Directors (the "Board") of Southwest Airlines Co. (the "Company") appointed Douglas H. Brooks as a member of the Board, effective February 15, 2010. Mr. Brooks is Chairman, President, and Chief Executive Officer of Brinker International, Inc.

For his service as a non-employee member of the Board, Mr. Brooks will participate in the non-employee director compensation arrangements described under the heading "Compensation of Directors" in the Company's Proxy Statement for its 2009 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 17, 2009. In addition, pursuant to the Company's 2007 Equity Incentive Plan, Mr. Brooks will receive an automatic grant of options to purchase 10,000 shares of the Company's common stock on February 15, 2010. The Options (i) will have an exercise price per share equal to 100 percent of the fair market value of a share of the Company's common stock on the date of grant, (ii) will vest with respect to one-third of the shares covered thereby annually, beginning on the first anniversary of the date of grant, and (iii) will expire ten years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

Date: February 03, 2010	By:	/s/ Madeleine Johnson
Madeleine Johnson
Vice President, General Counsel, and Assistant Corporate Secretary